As filed with the Securities and Exchange Commission on September 9, 1997

                                                    Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               SMART & FINAL INC.
             (Exact name of registrant as specified in its charter)

               Delaware                          95-4079584
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


                            4700 South Boyle Avenue
                         Los Angeles, California  90058
   (Address, including zip code, of Registrant's principal executive offices)

                    SMART & FINAL INC. STOCK INCENTIVE PLAN
             SMART & FINAL INC. LONG-TERM EQUITY COMPENSATION PLAN
              SMART & FINAL INC. NON-EMPLOYEE DIRECTOR STOCK PLAN
                           (Full titles of the plans)

                            Donald G. Alvarado, Esq.
                     Senior Vice President, Law/Development
                               Smart & Final Inc.
            4700 South Boyle Avenue, Los Angeles, California  90058
                                 (213)589-1054
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of          Amount         Proposed            Proposed             Amount of
Securities to be  to be          Maximum Offering    Maximum Aggregate    Registration
Registered        Registered(1)  Price Per Share(2)  Offering Price (2)   Fee
- --------------------------------------------------------------------------------------
Common Stock,
$0.01 par value     2,611,405    $19.2363            $50,233,770.00        $15,222.35
- --------------------------------------------------------------------------------------

(see notes on following page)

(1) Includes 1,325,000 shares to be registered under the Smart & Final Inc. Stock Incentive Plan (the "Incentive Plan"), 1,270,000 shares to be registered under the Smart & Final Inc. Long-Term Equity Compensation Plan (the "Compensation Plan"), and 16,405 shares to be registered under the Smart & Final Inc. Non-Employee Director Stock Plan (the "Director Plan"). Excludes 1,125,000 shares reserved under the Incentive Plan and previously registered on Form S-8 Registration Statement No. 33-60502, and 8,595 shares reserved under the Director Plan and previously issued.

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 1,138,791 shares registered hereunder and subject to outstanding options to purchase Common Stock under the Incentive Plan, and 258,857 shares subject to outstanding options to purchase Common Stock under the Compensation Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h), under which the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of (i) the 1,138,791 shares subject to outstanding options under the Incentive Plan is $14.529, and
(ii) the 258,857 shares subject to outstanding options under the Compensation Plan is $21.125. With respect to the (i) 186,209 shares of Common Stock available for future grant under the Incentive Plan, (ii) 1,011,143 shares of Common Stock available for future grant under the Compensation Plan, and (iii) 16,405 shares of Common Stock available for issuance under the Director Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported on the New York Stock Exchange on September 5, 1997, which average was $23.25. The number referenced in the table above under "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996, filed with the Commission on March 25, 1997, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act")

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended

March 23, 1997, filed with the Commission on May 2, 1997, pursuant to the Exchange Act.

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 15, 1997, filed with the Commission on July 29, 1997, pursuant to the Exchange Act.

     (d) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 19, 1991, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of the Registrant contains provisions which eliminate the personal liability of the its directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under
Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL permits, and under certain circumstances requires, the Registrant to indemnify its directors, officers, employees, and agents subject to certain conditions and limitations. The Registrant's Bylaws contain provisions to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. In addition, the Registrant maintains officers' and directors' liability insurance which insures against liabilities that its officers and directors may incur in such capacities. A Registration Rights Agreement dated as of August 6, 1991, among the Registrant, Casino USA, Inc. and Robert J. Emmons, provides for indemnification by Casino USA, Inc. and Mr. Emmons of the directors and officers of the Company signing a registration statement filed pursuant to such agreement and certain controlling persons of the Company against certain liabilities, including those arising under the Securities Act. Casino USA, Inc. beneficially owns in excess of 56% of the outstanding shares of the Registrant's Common Stock, and Mr. Emmons is Chairman of the Registrant's Board of Directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     EXHIBIT
     NUMBER
     ------

     5.1 Opinion of Counsel as to legality of securities being registered. 10.16(1) Smart & Final Inc. Stock Incentive Plan
     10.71(2)  Smart & Final Inc. Long-Term Equity Compensation Plan
     10.72(3)  Smart & Final Inc. Non-Employee Director Stock Plan
     23.1      Consent of Arthur Andersen LLP, Independent Auditors
     23.2      Consent of Counsel (contained in Exhibit 5.1)
     24.1      Power of Attorney (contained on signature pages)

(1) Incorporated by reference to Exhibit 10.16 included with the Registrant's Registration Statement on Form S-1 (Registration No. 33-41103) filed with the Commission which became effective on July 30, 1991.

(2) Incorporated by reference to Exhibit A contained in the Registrant's definitive Proxy Statement for its annual meeting on May 9, 1997, included in its Schedule 14A Information (Commission File No. 001-10811) filed with the Commission on April 8, 1997.

(3) Incorporated by reference to Exhibit A contained in the Registrant's definitive Proxy Statement for its annual meeting on May 10, 1996, included in its Schedule 14A Information (Commission File No. 001-10811) filed with the Commission on April 9, 1996.

ITEM 9.   UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 8, 1997.

                              SMART & FINAL, INC.

                              By    /s/ Martin A. Lynch
                                    --------------------------------
                                    Martin A. Lynch
                                    Executive Vice President, Principal,
                                    Chief Financial Officer and Principal
                                    Accounting Officer of the Company

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger M. Laverty, III, and Martin A. Lynch, or either of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                          Date
     ---------                -----                          ----
/s/ Robert J. Emmons           Chairman of the Board and          September 8, 1997
- --------------------------     Director
Robert J. Emmons               (Principal Executive Officer)


/s/ Roger M. Laverty, III      Chief Executive Officer,           September 8, 1997
- --------------------------     President, Chief Operating
Roger M. Laverty, III          Officer and Director


/s/ Martin A. Lynch            Executive Vice President, Chief    September 8, 1997
- --------------------------     Financial Officer and Director
Martin A. Lynch                (Principal Financial Officer and
                               Principal Accounting Officer)

/s/ Pierre Bouchut             Director                           September 8, 1997
- --------------------------
Pierre Bouchut

/s/ Chistian P. Couvreux       Director                           September 8, 1997
- --------------------------
Christian P. Couvreux

/s/ Timm F. Crull              Director                           September 8, 1997
- --------------------------
Timm F. Crull

/s/ James S. Gold              Director                           September 8, 1997
- --------------------------
James S. Gold

/s/ Antoine Guichard           Director                           September 8, 1997
- --------------------------
Antoine Guichard

/s/ David J. McLaughlin        Director                           September 8, 1997
- --------------------------
David J. McLaughlin

/s/ Thomas G. Plaskett         Director                           September 8, 1997
- --------------------------
Thomas G. Plaskett

/s/ Ross E. Roeder             Director                           September 8, 1997
- --------------------------
Ross E. Roeder

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                        ________________________________

                                    EXHIBITS
                        ________________________________

                       Registration Statement on Form S-8

                              Smart & Final Inc.


                               INDEX TO EXHIBITS


     EXHIBIT
     NUMBER
     ------


5.1 Opinion of Counsel as to legality of securities being registered. 10.16(1) Smart & Final Inc. Stock Incentive Plan
10.71(2)  Smart & Final Inc. Long-Term Equity Compensation Plan
10.72(3)  Smart & Final Inc. Non-Employee Director Stock Plan
23.1      Consent of Arthur Andersen LLP, Independent Auditors
23.2      Consent of Counsel (contained in Exhibit 5.1)
24.1      Power of Attorney (contained on signature pages)

(1) Incorporated by reference to Exhibit 10.16 included with the Registrant's Registration Statement on Form S-1 (Registration No. 33-41103) filed with the Commission which became effective on July 30, 1991.

(2) Incorporated by reference to Exhibit A contained in the Registrant's definitive Proxy Statement for its annual meeting on May 9, 1997, included in its Schedule 14A Information (Commission File No. 001-10811) filed with the Commission on April 8, 1997.

(3) Incorporated by reference to Exhibit A contained in the Registrant's definitive Proxy Statement for its annual meeting on May 10, 1996, included in its Schedule 14A Information (Commission File No. 001-10811) filed with the Commission on April 9, 1996.